EXHIBIT 10.56
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                           CONVERTIBLE PROMISSORY NOTE
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$500,000.00                                                      May 26, 2000


      1. Amount; Maturity. FOR VALUE RECEIVED, the undersigned, GENETIC VECTORS, INC., a Florida corporation (the "Maker"), promises to pay to JIM KELLY (the "Holder"), the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000) which principal sum shall mature on the day that is one hundred and eighty (180) days from the date hereof (the "Maturity Date") and shall bear simple interest at the rate set forth herein.

      2. Interest. Interest shall accrue as of the date of this Note at the simple interest rate of twelve percent (12%) per annum. All accrued but unpaid interest shall be due and payable on the Maturity Date.

      3. Mode of Payment. All payments of principal and interest due under this Note shall be made in legal tender of the United States of America and delivered to the Holder at or, at the option of the Holder, in such other manner and at such other place as the Holder shall have designated to the Maker in writing.

      4.  Prepayment.

          (a) This Note may be voluntarily prepaid, without penalty or premium, in whole or in part, at any time and from time to time. Any prepayment must include all accrued interest on the principal being prepaid, through the date of prepayment.

          (b) Subject to Section 5 hereof, this Note shall be mandatorily prepaid in the event that the Maker closes an offering of its securities, whether through one or more private placements or secondary public offerings, in


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which the Maker raises gross proceeds from such  transaction or  transactions of at least $5,000,000. The Maker shall have fifteen (15) business days to make a mandatory prepayment to the Holder of this Note pursuant to this Section 4(b).

      5.  The Holder hereof shall have the following  conversion rights:

          (a) Any Holder of this Note shall have the right at any time prior to the payment in full of the principal balance of this Note to convert all (but not less than all) amounts due under this Note into fully paid and non-assessable shares of the Maker's common stock, $0.001 par value per share (the "Common Stock"). The number of shares of Common Stock (the "Conversion Shares") into which this Note may be converted shall be determined by dividing
(a) the sum of all amounts due under this Note (including, without limitation, all principal and accrued but unpaid interest) up to and including the Conversion Date (as defined below) by (b) Three Dollars (US $3.00) per share (as adjusted in accordance with Section 5(d) hereof) (the "Conversion Price"). No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of this Note. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of the Note, the Maker shall pay to the Holder a cash adjustment in respect of such fraction.

          (b) To exercise its conversion privilege, the Holder of this Note shall surrender the original Note representing the debt obligation being converted to the Maker at its principal office, and shall give written notice to the Maker at the office that the Holder elects to convert such Note. The Note surrendered shall be accompanied by proper notice of waiver of the debt obligation in the form required by the Maker. The date when such written notice is received by the Maker, together with the original Note representing the debt obligation being converted and all other instruments required by the Maker, shall be the "Conversion Date." As promptly as practicable after the Conversion


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Date,  the Maker  shall  issue and  deliver  to and in the name of the  Holder a certificate or certificates for the Conversion Shares. Such conversion shall be deemed to have been effective on the Conversion Date and Holder shall be deemed to have become the Holder of record of the Conversion Shares at such time.

          (c) From and after the date hereof, until thirty (30) days after the effective date of a registration statement filed by the Maker in connection with the registration of its securities with the Securities and Exchange Commission, including, without limitation, a Form SB-2 Registration Statement, the Holder shall have the right by providing written notice to the Maker to exercise its conversion privilege. In the event the Holder does not make its election in accordance with the provisions in this Section 5(c), the Holder shall receive the warrants as set forth in Section 5(f) hereof. In the event the Holder makes its election in accordance with the provisions in this Section 5(c), the Holder shall receive the warrants as set forth in Section 5(e) hereof.

          (d) In the event that the Maker shall (1) pay a stock dividend in and on shares of its Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares, (3) combine its outstanding shares of Common Stock into a smaller number of shares, or (4) issue by reclassification of its shares of Common Stock any shares of its capital stock, then the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of this Note surrendered for conversion after the record date fixing shareholders to be affected by such event shall be entitled to receive upon conversion the number of such shares of Common Stock which the Holder would have been entitled to receive after the happening of such event had this Note been converted immediately prior to such record date. Such adjustment, if applicable, shall be made on the effective date of such event and shall also be effective


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retroactively  as to the principal  amount of this Note  converted  between such record date and the effective date of the event.

          (e) In the event that the Holder shall elect to exercise its conversion privilege as set forth in Section 5 hereof, the Holder shall receive
(1) a warrant from the Maker that entitles such Holder to purchase from the Maker one hundred sixty-six thousand six hundred sixty-five (166,665) shares of Common Stock of the Maker at a purchase price per share of Six Dollars (U.S. $6.00) (as adjusted in accordance with Section 5(d) hereof) and (2) a warrant from the Maker that entitles such Holder to purchase from the Maker one hundred sixty-six thousand six hundred sixty-five (166,665) shares of Common Stock of the Maker at a purchase price per share of Seven Dollars and 10/100 (U.S. $7.10) (as adjusted in accordance with Section 5(d) hereof).

          (f) In the event that the Holder does not elect to exercise its conversion privilege as set forth in Section 5 hereof, the Holder shall receive
(1) a warrant from the Maker that entitles such Holder to purchase from the Maker one hundred thousand (100,000) shares of Common Stock of the Maker at a purchase price per share of Six Dollars and 60/100 (U.S. $6.60) (as adjusted in accordance with Section 5(d) hereof) and (2) a warrant from the Maker that entitles such Holder to purchase from the Maker one hundred thousand (100,000) shares of Common Stock of the Maker at a purchase price per share of Eight Dollars (U.S. $8.00) (as adjusted in accordance with Section 5(d) hereof).

      6.  Registration Rights

          (a) In the event that the Holder shall elect to exercise its conversion rights pursuant to Section 5 hereof and the Maker shall receive a written request, not earlier than one hundred twenty (120) days from the receipt by the Maker of a minimum amount of gross proceeds equal to $5,000,000 in such offering, from such Holder that the Maker file a registration statement under


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the  Securities  Act of 1933,  as amended (the  "Securities  Act")  covering the registration of the shares the Conversion Shares, then the Maker shall effect, as expeditiously as reasonably possible, the registration under the Securities Act of such Conversion Shares that such Holder requests to be registered. The Maker shall not be required to effect a registration pursuant to this Section 6(a) after the Maker has effected one (1) registration pursuant to this Section 6(a), and such registration has been declared or ordered effective.

          (b) The Maker shall notify the Holder of the Conversion Shares in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Maker (including, but not limited to, registration statements relating to secondary offerings of securities of the Company and will afford such Holder an opportunity to include in such registration statement all or part the Conversion Shares held by such Holder. In the event that the Holder desires to include in any such registration statement all or any part of the Conversion Shares held by it, the Holder shall so notify the Maker in wirting within ten
(10) days after the above-described notice from the Maker. Such notice shall state the intended method of disposition of such Conversion Shares by such Holder. If the Holder decides not to include all of the Conversion Shares in any registration statement thereafter filed by the Maker, such Holder shall nevertheless continue to have the right to include such Conversion Shares in any subsequent registration statement or registration statements as may be filed by the Maker with respect to offerings of its securities, all upon the terms and conditions set forth herein.

      7. Event of Default. Upon the occurrence of any event of default as described below, the Holder shall have the remedies set forth in Section 8 hereof, which remedies shall be exclusive:


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          (a) any  default,  whether  in whole or in  part,  shall  occur in the payment to the Holder of principal, interest or other item comprising the Note as and when due which shall continue for a period of fifteen business (15) days after the receipt of written notice thereof by the Maker;

          (b) the Maker shall (1) make a general assignment for the benefit of its creditors, (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian sequestrator, liquidator or similar official for itself or any of its assets and properties, (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code, (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation, (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated bankrupt or insolvent by a court of competent jurisdiction; or

          (c) any case, proceeding or other action shall be commenced against the Maker for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 7(b) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Maker, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Maker, and any of the foregoing shall continue unstayed and in effect for any period of ninety (90) days.


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      8.  Exclusive  Remedies upon Event of Default.  Upon the  occurrence of an event of default as described in Section 7 hereof, any Holder of this Note may exercise one of the following exclusive remedies by providing the Maker written notice of the Holder's choice of remedies hereunder within fifteen (15) business days after the occurrence of an event of default as described in Section 7 hereof and upon the expiration of any notice or cure period described herein:

          (a) The Holder of this Note shall have the right to convert all (but not less than all) amounts due under this Note into Common Stock in accordance with the conversion procedures as set forth in Section 5(b) hereof. The number of shares of Common Stock into which this Note may be converted pursuant to this
Section 8(a) shall be determined by dividing (i) the sum of all amounts due under this Note (including, without limitation, all principal and accrued but unpaid interest) up to and including the Conversion Date by (ii) Three Dollars (US $3.00) per share (as adjusted in accordance with Section 5(d) hereof). No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of this Note. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of the Note, the Maker shall pay to the Holder a cash adjustment in respect of such fraction; or

          (b) The Holder of this Note shall have the right to the repayment in cash of all amounts due under this Note, in which case such Holder shall be entitled to receive a warrant from the Maker that entitles such Holder to purchase from the Maker Ten Thousand (10,000) shares of Common Stock of the Maker at a purchase price per share of Five Dollars (US $5.00) (as adjusted in accordance with Section 5(d) hereof) for each month that such principal balance remains unpaid up to a maximum of six (6) months. Any warrants issuable pursuant


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to this Section  8(b) shall be issued to the Holder on the last  business day of each month each such warrant is due.

      9. Delay in Exercise of Rights. No delay on the part of the Holder in exercising any of its options, powers or rights nor any partial or single exercise of its options, power or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Holder of any of its options, powers or rights shall constitute a waiver of any other option, power or right.

      10. Waiver of Presentment. The Maker hereby waives presentment for payment, dishonor, protest, notice of protest and any demand whatsoever with respect to this Note.

      11. Governing Law.

          (a) This Note and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflicts of law principles. All parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this note shall be instituted only in a Federal or state court in Miami-Dade County, Florida, (2) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding, including, without limitation, any objection based on the assertion that such venue is an inconvenient forum and (3) irrevocably submit to the jurisdiction of such Federal or state court in Miami-Dade County, Florida in any such suit, action or proceeding. All parties hereto agree that the mailing of any process in any suit, action or proceeding. in accordance with the notice provisions of this Note shall constitute personal service thereof.

          (b) THE MAKER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS NOTE.


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      12. Notices. All notices or other communications  required or permitted to be given pursuant to this Note shall be in writing and shall be considered as duly given on (a) the date of delivery, if delivered in person or by nationally recognized overnight delivery service or (b) ten (10) days after mailing if mailed by certified mail, return receipt requested to the party entitled to receive the same, if to the Holder, at his or its address on the books and records of the Maker, and if to the Maker, to Genetic Vectors, Inc., 5201 N.W. 77th Avenue, Suite 100, Miami, Florida 33166, Attention: Mead M. McCabe, Jr., with a copy to Kirkpatrick & Lockhart LLP, Miami Center - 20th Floor, 201 South Biscayne Boulevard, Miami, Florida 33131, Attention: Clayton E. Parker, Esq. Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Note.

      13. Amendment. This Note shall not be amended without the prior written consent of the Holder and the Maker.

                                      GENETIC VECTORS, INC.

                                      By:________________________________

                                      Its:_______________________________